SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2016

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-10079	94-2885898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

198 Champion Court San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 943-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers.

2016 Performance-based Restricted Stock (“PARS”) Program

On April 1, 2016, the Compensation Committee of Cypress Semiconductor Corporation (the “Company” or “Cypress”) approved the issuance of certain performance-based restricted stock units to the Company’s current Named Executive Officers who are listed in the compensation tables of the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 24, 2016.

In response to stockholder feedback, in 2015 the Company began evolving our PARS Program to make a majority of equity grants performance based as well as a majority of equity grants eligible to vest at least two years after the date of grant. For 2016 we continued this evolution, such that:

•

Approximately 57% of the 2016 grants are in the form of performance-based restricted stock units (PSUs) which vest based on achievement of two critical performance milestones: product development and production milestones and Gross Margin goals—over the next two years.

•	The remaining 43% of the 2016 grants are in the form of restricted stock units (RSUs) which cliff vest based on continued service over two years.

Additionally, approximately 57% of the 2016 PARS grants for the Named Executive Officers are eligible to vest two years after the date of grant.

Two important changes were made to the 2016 PARS Program:

•

The magnitude of the 2016 grants was reduced to approximately 70% of our normal annual share grant, in recognition of the larger-than-normal 2015 grants that were required to effect the transition to multi-year performance goals and vesting; and

•

The 2016 PSU grants expanded an important feature to ensure greater alignment with stockholder interests: if Cypress’s total shareholder return (TSR) is negative, the number of PSUs earned will be capped at target levels, even if the Product Development/Production or Gross Margin performance milestones are achieved at above-target or maximum levels.

Each of the performance milestones are described in greater detail below.

Next generation PSoC Milestones

Aggressive development and production milestones have been established for 2016 and 2017 for the next generation PSoC and are interlocked with customer schedules. The Company must reach a threshold level of PSoC development or production milestones before any Named Executive Officer will earn any PSUs. If development or production milestones are achieved at target levels, executives will have the potential to earn the targeted number of PSUs. The number of PSUs earned will be linearly interpolated for development or production milestones achieved between threshold and target, and target to maximum. The maximum number of PSUs which may be earned for the PSoC development or production milestones is 200% of target.

Gross Margin Milestones

Company-specific Gross Margin performance goals have been defined for 2016 and 2017. The Company must achieve a threshold level of Gross Margin performance before any Named Executive Officer will earn any PSUs. If Gross Margin goals are achieved at target levels, executives will have the potential to earn the targeted number of PSUs. The number of PSUs earned will be linearly interpolated for Gross Margin performance achieved between threshold and target, and target to maximum. The maximum number of PSUs which may be earned for the Gross Margin performance goals is 200% of target.

The table below summarizes the total grants made to each Named Executive Officer under our 2016 PARS Program:

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

Date: April 7, 2016	By:	/s/ Thad Trent
Thad Trent
Executive Vice President, Finance and Administration and Chief Financial Officer